ITEM 77Q1(a)

                       COLONIAL INTERMARKET INCOME TRUST I

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

Pursuant to Article IX, Section 7 of the Amended and Restated Declaration of Trust dated July 27, 1989, as amended (the "Declaration"), of Colonial InterMarket Income Trust I (the "Trust"),the Trustees of the Trust hereby amend
Article I, Section 1 of the Declaration to read in its entirety as follows:

                  "Section 1. This Trust shall be known as "MFS InterMarket Income Trust I," and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine."

Pursuant to Article IX, Section 7 of the Declaration, this instrument shall be effective upon the filing of this instrument with the Secretary of State of The Commonwealth of Massachusetts.





         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument,as an instrument under seal in The Commonwealth of Massachusetts, as of June 29, 2007 and further certify, as provided by the provisions of Article IX, Section 7 of the Declaration, that this amendment was duly adopted by the undersigned in accordance with Section 7 of the Declaration.



ROBERT E. BUTLER

Robert E. Butler
804 addressStreetW. Park Avenue
State College PA  16803

CityplaceLAWRENCE H. COHN

CityplaceLawrence H. Cohn
addressStreet45 Singletree Road
Chestnut Hill MA  02467

DAVID H. GUNNING

PersonNameDavid H. Gunning
addressStreet2571 N. Park Blvd.
CityplaceCleveland Heights StateOH  PostalCode44106


WILLIAM R. GUTOW

PersonNameWilliam R. Gutow
3 Rue Dulac

CityplaceDallas StateTX  PostalCode75230


MICHAEL HEGARTY

Michael Hegarty

addressStreet177 Old Briarcliff Road
Briarcliff CityplaceManor StateNY  PostalCode10510


J. ATWOOD IVES

PersonNameJ. Atwood Ives
addressStreet17 West Cedar Street
CityplaceBoston StateMA  PostalCode02108

ROBERT J. MANNING

Robert J. Manning
addressStreet13 Rockyledge Road

Swampscott MA  01907


CityplaceLAWRENCE T. PERERA

CityplaceLawrence T. Perera
addressStreet18 Marlborough Street
CityplaceBoston StateMA  PostalCode02116

ROBERT C. POZEN

Robert C. Pozen
addressStreet9 Arlington Street
CityplaceBoston StateMA PostalCode02116

J. DALE SHERRATT

J. Dale Sherratt
addressStreet86 Farm Road
Sherborn MA  01770

LAURIE J. THOMSEN

Laurie J. Thomsen
addressStreet235 Nashawtuc Road
CityplaceConcord StateMA PostalCode01742

ROBERT W. UEK

Robert W. Uek
536 Tierra Mar Lane

CityplaceNaples StateFL  PostalCode34108


                                SUB ITEM 77Q1(a)

                                       As
   Amended  and  Retyped

    datelstransMonth10Day12Year9010/12/90

Section  2.5  Amended

  datelstransMonth12Day13Year9112/13/91

   Section 8



         Amended


                               BY-stocktickerLAWS

                                       OF

                         MFS INTERMARKET INCOME TRUST I

                                    Section 1

             Agreement and Declaration of Trust and Principal Office

       1.1 Agreement and Declaration of Trust. hese By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of MFS InterMarket Income Trust I, a Massachusetts business trust established by the Declaration of Trust (the "Trust").

       1.2     Principal Office of the Trust.
 The principal office of the Trust shall be located in

CityplaceBoston, StateMassachusetts.

                                    Section 2

                                  Shareholders

       2.1 Shareholder Meetings. The annual meeting of the shareholders of the Trust shall be held between April 1 and July 31 in each year, on a date and at a time within that period set by the Trustees. A special meeting of the shareholders of the Trust may be called at any time by the Trustees, by the president or, if the Trustees and the president shall fail to call any meeting of shareholders for a period of 30 days after written application of one or more shareholders who hold at least 10% of all outstanding shares of the Trust, then such shareholders may call such meeting. Each call of a meeting shall state the place, date, hour and purposes of the meeting.

       2.2 Place of Meetings. All meetings of the shareholders shall be held at the principal office of the Trust, or, to the extent permitted by the Declaration of Trust, at such other place within the country-regionplaceUnited States as shall be designated by the Trustees or the president of the Trust.

       2.3 Notice of Meetings. A written notice of each meeting of shareholders, stating the place, date and hour and the purposes of the meeting, shall be given at least seven days before the meeting to each shareholder entitled to vote thereat by leaving such notice with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to such shareholder at his address as it appears in the records of the Trust. Such notice shall be given by the secretary or an assistant secretary or by an officer designated by the Trustees. No notice of any meeting of shareholders need be given to a shareholder if a written waiver of notice, executed before or after the meeting by such shareholder or his attorney thereunto duly authorized,is filed with the records of the meeting.

       2.4 Ballots. No ballot shall be required for any election unless requested by a shareholder present or represented at the meeting and entitled to vote in the election.

       2.5 Proxies. Shareholders entitled to vote may vote either in person or by proxy in writing dated not more than six months before the meeting named therein, which proxies shall be filed with the secretary or other person responsible to record the proceedings of the meeting before being voted. Unless otherwise specifically limited by their terms, such proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be
valid  after  the  final   adjournment  of such  meeting.  The  placing  of  a
shareholder's   name  on  a  proxy  pursuant to  telephonic or  electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such shareholder shall constitute execution of such proxy by or on behalf of such shareholder.

                                    Section 3

                                    Trustees

       3.1 Committees and Advisory Board. The Trustees may appoint from their number an executive committee and other committees. Except as the Trustees may otherwise determine, any such committee may make rules for conduct of its business. The Trustees may appoint an advisory board to consist of not less than two nor more than five members. The members of the advisory board shall be compensated in such manner as the Trustees may determine and shall confer with and advise the Trustees regarding the investments and other affairs of the Trust. Each member of the advisory board shall hold office until the first meeting of the Trustees following the next meeting of the shareholders and until his successor is elected and qualified, or until he sooner dies, resigns, is removed or becomes disqualified,or until the advisory board is sooner abolished by the Trustees.

        In addition, the Trustees may appoint a Dividend Committee of not less than three persons, who may (but need not) be Trustees.

        No special compensation shall be payable to members of the Dividend Committee. Each member of the Dividend Committee will hold office until his or her successor is elected and qualified or until the member dies, resigns, is removed or becomes disqualified or until the Committee is abolished by the Trustees.

       3.2 Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

       3.3 Special Meetings.Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting, when called by the board chair, the president or the treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the secretary or an assistant secretary or by the board chair, the officer or one of the Trustees calling the meeting.

       3.4 Notice. It shall be sufficient notice to a Trustee to send notice by mail at least forty-eight hours or by telegram at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.

       3.5 Quorum. At any meeting of the Trustees one-third of the Trustees then in office shall constitute a quorum; provided, however, a quorum shall not be less than two unless the number of Trustees then in office shall be one. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

                                    Section 4

                               Officers and Agents

4.1 Enumeration; Qualification. The officers of the Trust shall be a president, a treasurer and a secretary who shall be elected by the Trustees. In addition, there shall be an Independent Chief Compliance Officer, who shall be elected or appointed by a majority of the Trustees, including a majority of the Trustees who are not interested persons of the Trust as defined under the Investment Company Act of 1940 (the "1940 Act") (the "Independent Trustees"),and otherwise in accordance with rule 38a-1 (or any successor rule) thereunder, as such rule may be amended from time to time ("Rule 38a-1"). The Trustees from time to time may in their discretion elect or appoint such other officers, if any, as the business of the Trust may require pursuant to section 4.3 of these By-Laws. The Trust may also have such agents, if any, as the Trustees from time to time may in their discretion appoint. Any officer may be but none need be a Trustee or shareholder. Any two or more offices may be held by the same person.

4.2 Powers. Subject to the other provisions of these By-Laws, each officer shall have, in addition to the duties and powers herein and in the Declaration of Trust set forth, such duties and powers as are commonly incident to his or her office as if the Trust were organized as a Massachusetts business corporation and such other duties and powers as the Trustees may from time to time designate,including without limitation the power to make purchases and sales of portfolio securities of the Trust pursuant to recommendations of the Trust's investment adviser in accordance with the policies and objectives of the Trust set forth in its prospectus and with such general or specific instructions as the Trustees may from time to time have issued.The Independent Chief Compliance Officer shall perform the duties and have the responsibilities of the chief compliance officer of the Trust in accordance with Rule 38a-1,and shall perform such other duties and have such other responsibilities as from time to time may be assigned to him by the Trustees. The Independent Chief Compliance Officer shall report directly to the Trustees or a Committee of the Trustees in carrying out his functions.

4.3 Election. The president, the treasurer and the secretary shall be elected annually by the Trustees at their first meeting following the annual meeting of the shareholders. The Independent Chief Compliance Officer shall be elected pursuant to Section 4.1 of these By-Laws. Other elected officers, if any, may be elected or appointed by the Trustees at said meeting or at any other time. Assistant officers may be appointed by the elected officers.

4.4 Tenure. The president, the treasurer, the secretary and the Independent Chief Compliance Officer shall hold office until their respective successors are chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified, provided that any removal of the Independent Chief Compliance Officer shall also require the vote or consent of a majority of the independent Trustees and otherwise be in accordance with the provisions of Rule 38a-1. Each other officer shall hold office at the pleasure of the Trustees. Each agent shall retain his or her authority at the pleasure of the Trustees.

4.5 President and Vice Presidents. The president shall be the chief executive officer of the Trust. The president shall preside at all meetings of the shareholders at which he or she is present, except as otherwise voted by the Trustees. Any vice president shall have such duties and powers as shall be designated from time to time by the Trustees.

4.6 Treasurer, Controller and Chief Accounting Officer. The treasurer shall be the chief financial officer of the Trust and, ubject to any arrangement made by the Trustees with a bank or trust company or other organization as custodian or transfer or shareholder services agent, shall be in charge of its valuable papers and shall have such duties and powers as shall be designated from time to time by the Trustees or by the president. Any assistant treasurer shall have such duties and powers as shall be designated from time to time by the Trustees.

         The controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

         The chief accounting officer of the Trust shall be in charge of its books and accounting records. The chief accounting officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

4.7 Secretary and Assistant Secretaries. The secretary shall record all proceedings of the shareholders and the Trustees in books to be kept therefor, which books shall be kept at the principal office of the Trust. In the absence of the secretary from any meeting of shareholders or Trustees, an assistant secretary, or if there be none or he or she is absent, a temporary clerk chosen at the meeting shall record the proceedings thereof in the aforesaid books.

       4.8 Board Chair. The Trustees shall annually elect one of their number to serve as their chair. The board chair shall hold such position until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified.The board chair shall hold such position at the pleasure of the Trustees. The board chair shall preside at all meetings of the Trustees at which he or she is present and shall perform any other duties and responsibilities prescribed from time to time by the Trustees. In the absence of the board chair, or in the event that such position is vacant, the Trustees present at any meeting shall designate one of their number to preside at such meeting. The board chair shall not be considered an officer of the Trust.

                                    Section 5

                            Resignations and Removals

         Any Trustee,officer or advisory board member may resign at any time by delivering his or her resignation in writing to the president, the treasurer or the secretary or to a meeting of the Trustees. The Trustees may remove any officer elected by them with or without cause by the vote or consent of a majority of the Trustees then in office provided that any removal of the Independent Chief Compliance Officer shall also require the vote or consent of a majority of the Independent Trustees and otherwise be in accordance with Rule 38a-1. Except to the extent expressly provided in a written agreement with the Trust, no Trustee, officer, or advisory board member resigning, and no officer or advisory board member removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    Section 6

                                    Vacancies

         A vacancy in any office may be filled at any time. Each successor shall hold office for the unexpired term, and in the case of the president, the treasurer and the secretary, until his or her successor is chosen and qualified, or in each case until he or she sooner dies, resigns, is removed or becomes disqualified. A vacancy in the office of the Independent Chief Compliance Officer shall be filled in accordance with Section 4.1 of these By-Laws.

                                    Section 7

                          Shares of Beneficial Interest

       7.1  Share  Certificates.   Each shareholder  shall  be  entitled  to  a
certificate stating the number of shares owned by him or her, in such form as shall be prescribed from time to time by the Trustees. Such certificate shall be signed by the president or a vice president and by the treasurer or an assistant treasurer. Such signatures may be facsimiles if the certificate is signed by a transfer agent or by a registrar who is not a Trustee, officer or employee of the Trust.In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

        In lieu of issuing certificates for shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof.

       7.2 Loss of Certificates. In the case of the alleged loss or destruction or the mutilation of a share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

       7.3 Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                                    Section 8

                     Record Date and Closing Transfer Books

        The Trustees may fix in advance a time, which shall not be more than 90 days before the date of any meeting of shareholders or the date for the payment of any dividend or making of any other distribution to shareholders, as the record date for determining the shareholders having the right to notice and to vote at such meeting and any adjournment thereof or the right to receive such dividend or distribution, and in such case only shareholders of record on such record date shall have such right, notwithstanding any transfer of shares on the books of the Trust after the record date; or without fixing such record date the Trustees may for any of such purposes close the transfer books for all or any part of such period.

                                    Section 9

                                      Seal

        The seal of the Trust shall, subject to alteration by the Trustees, consist of a flat-faced circular die with the word "Massachusetts" together with the name of the Trust and the year of its organization cut or engraved thereon; but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                   Section 10

                               Execution of Papers

        Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all deeds, leases, transfers, contracts, bonds, notes, checks, drafts and other obligations made, accepted or endorsed by the Trust shall be signed, and all transfers of securities standing in the name of the Trust shall be executed, by the president or by one of the vice presidents or by the treasurer or by whomsoever else shall be designated for that purpose by the vote of the Trustees and need not bear the seal of the Trust.

                                   Section 11

                                   Fiscal Year

        Except as from time to time otherwise provided by the Trustees, President, Secretary, Controller or Treasurer, the fiscal year of the Trust shall end on November 30.

                                   Section 12

                                   Amendments

        These By-Laws may be amended or replaced, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.